Exhibit 3.68

ARTICLES OF INCORPORATION

OF

ARMADA MANUFACTURING COMPANY OF IDAHO

*    *    *    *    *

We, the undersigned, all of whom are of full age, and citizens of the United States of America, hereby sign and acknowledge the following Articles of Incorporation for the purpose of forming a corporation under the laws of the State of Idaho:

FIRST:  The name of the corporation is ARMADA MANUFACTURING COMPANY OF IDAHO.

SECOND:  The purposes are:

(a)  To build rafters, chassis and other components of mobile homes and other products

(b)  To manufacture, fabricate, assemble, to take, purchase and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, lease and otherwise dispose of, and to invest trade, deal in and deal with goods, wares and merchandise and supplies and all other personal property of every class and description.

(c)  To purchase, acquire, own, hold, use, lease (either as lessor or lessee), grant, sell, exchange, subdivide, mortgage, convey in trust, manage, improve, construct, operate and generally deal in any and all real estate, improved or unimproved, stores, office buildings, dwelling houses, apartment houses, hotels, manufacturing plants and other buildings, and any and all other property of every kind or description, real or personal and mixed, and wheresoever situated, either in Idaho, other states of the United States, the District of Columbia, territories and colonies of the United States or foreign countries.

(d)  To acquire, by purchase or otherwise, the goodwill, business, property rights, franchises and assets of every kind, with or without undertaking, either wholly or in part, the liabilities of any person, firm, association or corporation; and to acquire any property or business as a going concern or otherwise (i) by purchase of the assets therof wholly or in part, (ii) by acquisition of the shares or any part thereof, or (iii) in any other manner, and to pay for the same in cash or in shares or bonds or other evidences of indebtedness of this corporation, or otherwise; to hold, maintain and operate, or in any manner dispose of, the whole or any part of the goodwill, business, rights and property so acquired, and to conduct in any lawful manner the whole or any part of any business so acquired; and to exercise all the powers necessary or convenient in and about the management of such business.

(e)  To take, purchase and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, lease, mortgage, convey in trust, pledge, hypothecate, grant licenses in respect of and otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, and governmental, state, territorial, county and municipal grants and concessions of every character which this corporation may deem advantageous in the prosecution of its business or in the maintenance, operation, development or extension of its properties.

(f)  To enter into, make, perform and carry out contracts of every kind for any lawful purpose without limit as to amount, with any person, firm, association or corporation, municipality, county, parish, state, territory, government or other municipal or governmental subdivision.

(g)  To become a partner (either general or limited, or both) and to enter into agreements of partnership, joint venture, or other arrangements for sharing profits and otherwise participating in any enterprise, with one or more other persons or corporations, for the purpose of carrying on any business whatsoever which this corporation may deem proper or convenient in connection with any of the purposes herein set forth or otherwise, or which may be calculated, directly or indirectly, to promote the interests of this corporation or to enhance the value of its property or business.

(h)  From time to time to apply for, purchase, acquire by assignment, transfer or otherwise, exercise, carry out and enjoy any benefit, right, privilege, prerogative or power conferred by, acquired under or granted by any statute, ordinance, order, license, power, authority, franchise, commission, right or priviledge which any government or authority or governmental agency or corporation, or other public body, may be empowered to enact, make or grant; to pay for, aid in, and contribute toward carrying the same into effect, and to appropriate any of this corporation’s shares, bonds and/or assets to defray the costs, charges and expenses thereof.

(i)  To subscribe, or cause to be subscribed for, and to take, purchase and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, distribute and otherwise dispose of, the whole or any part of the shares of the capital stock, bonds, coupons, mortgages, deeds of trust, debentures, securities, obligations, evidences of indebtedness, notes, goodwill, rights, assets and property of any and every kind, or any part thereof, of any other corporations, association or associations, firm or firms, or person or persons, together with shares, rights, units of interest in, or in respect of, any trust estate now or hereafter existing, and whether created by the laws of the State of Idaho or of any other state, territory or country; and to operate, manage and control such properties, or any of them, either in the name of such other corporation or corporations or in the name of this corporation, and while the owner of any of said shares of capital stock, to exercise all the rights, powers and privileges of ownership of every kind and description, including the right to vote thereon, with power to designate some person or persons for that purpose from time to time, and to the same extent as natural persons might or could do.

(j)  To promote, or to aid in any manner financially or otherwise, any person, firm, corporation or association of which any shares of stock, bonds, notes, debentures or other securities or evidences of indebtedness are held, directly or indirectly, by this corporation; and for this purpose to guarantee the contracts, dividends, shares, bonds, debentures, notes and other obligations of such other persons, firms, corporations or associations; and to do any other acts or things designed to protect, preserve, improve or enhance the value of such shares, bonds, notes, debentures or other securities or evidences of indebtedness.

(k)  To borrow and lend money, but nothing herein contained shall be construed as authorizing the business of banking, or as including the business purposes of a commercial bank, savings bank or trust company.

(l)  To issue bonds, notes, debentures or other obligations of this corporation from time to time for any of the objects or purposes of this corporation, and to secure the same by mortgage, deed of trust, pledge or otherwise, or to issue the same unsecured; to purchase or otherwise acquire its own bonds, debentures or other evidences of its indebtedness or obligations; to purchase, hold, sell and transfer the shares of its own capital stock to the extent and in the manner provided by the laws of the State of Idaho as the same are now in force, or may be hereafter amended.

(m)  To purchase, acquire, take, hold, own, use and enjoy, and to sell, lease, transfer, pledge, mortgage, convey, grant, assign or otherwise dispose of and, generally, to invest, trade, deal in and with oil royalties, mineral rights of all kinds, mineral bearing lands and hydrocarbon products of all kinds, oil, gas and mineral leases, and all rights and interests therein and, in general, products of the earth and deposits, both subsoil and surface, of every nature and description.

(n)  To carry on any business whatsoever, either as principal or as agent, or both, or as a partnership, which this corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or which may be calculated, directly or indirectly, to promote the interests of this corporation or to enhance the value of its property or business; to conduct its business in this state and other states; in the District of Columbia, in the territories and colonies of the United States, and in foreign countries.

(o)  To have and to exercise all the powers conferred by the laws of Idaho upon corporations formed under the laws pursuant to and under which this corporation is formed, as such laws are now in effect or may at any time hereafter be amended.

(p)  In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Idaho upon corporations formed under the Business Corporation Act of the State of Idaho, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers stated in each clause shall, except where otherwise expressed, be in nowise limited or restricted by reference to or inference from the terms or provisions of any other clause, but shall be regarded as independent purposes and powers.

THIRD:  The duration is to be perpetual.

FOURTH:  The location and post office address of its registered office in the State of Idaho is 711 1/2 Bannock Street, Boise, Idaho 83701.

FIFTH:  The total number of shares of stock which the corporation shall have authority to issue shall be two hundred fifty (250), with the par value of one hundred dollars ($100.00) each, amounting in the aggregate to twenty-five thousand dollars ($25,000.00) shall be all one class of stock.

SIXTH:  The names and post office addresses of the incorporators and the number of shares and class of stock subscribed for by each, are as follows:

NAMES	POST OFFICE ADDRESS	NUMBER OF SHARES

L. A. Lotorto	1218 Third Avenue Seattle, Washington	1

J. P. S. Stout	1218 Third Avenue Seattle, Washington	1

J. C. Caskey	1218 Third Avenue Seattle, Washington	1

SEVENTH:  The shares of stock of the corporation which have been fully paid, shall not be subject to assessment for any purpose.

EIGHTH:  In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To repeal and amend the Bylaws of the corporation and to adopt new Bylaws subject to the right of the shareholders to alter or repeal said Bylaws.

By resolution passed by a majority of the whole board, to designate two or more of the directors to constitute an executive committee, which to the extent provided in such resolution shall have and exercise the authority of the board of directors in the management of the business of the corporation.

When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a shareholders’ meeting duly called for that purpose, the board of directors shall have power and authority to sell, lease or exchange all the assets of the corporation, other than its franchise of being a corporation, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

NINTH:  This corporation reserves the right to amend, alter, change or repeal any provision contained in these articles of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

In Witness Whereof, we do make and execute this certificate in triplicate, this 17th day of January, 1973.

/s/ L. A. Lotorto
L. A. Lotorto

/s/ J. P. S. Stout
J. P. S. Stout

/s/ J. C. Caskey
J. C. Caskey

STATE OF WASHINGTON	)
) SS:
COUNTY OF KING	)

On this 17th day of January, A. D. 1973, before me Catherine M. Smith, personally appeared L. A. Lotorto, J. P. S. Stout, and J. C. Caskey, known to me to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same.

In Witness Whereof, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

(SEAL)

/s/ Catherine M. Smith

AMENDMENT TO
ARTICLES OF INCORPORATION
OF
ARMADA MANUFACTURING COMPANY OF IDAHO

WILLIAM W. WEIDE and WILLIAM H. LEAR, President and Secretary, respectively, of ARMADA MANUFACTURING COMPANY OF IDAHO, an Idaho corporation, hereby certify that at a meeting of the Board of Directors of said corporation duly held at Riverside, California, on April 26, 1976, the Amendment of Article First of the Articles of Incorporation of this corporation was unanimously directed so that said Article shall read as follows:

“FIRST:  The name of this corporation is:  GOLD SHIELD INTERIORS, INC.”

The sole shareholder of the corporation has adopted said Amendment by Resolution at a meeting held at Riverside, California, on April 26, 1976, at which meeting the sole shareholder was represented by proxy in the name of William W. Weide.

/s/ William W. Weide
William W. Weide, President

/s/ William H. Lear
William H. Lear, Secretary

STATE OF CALIFORNIA	)
) SS:
COUNTY OF RIVERSIDE	)

Before me, a Notary Public In and for the State of California, County of Riverside, personally appeared William W. Weide and William H. Lear, President and Secretary, respectively, of ARMADA MANUFACTURING COMPANY OF IDAHO, known to me to be the persons who executed the above Instrument on behalf of said corporation and acknowledged to me that such corporation executed the same.

/s/ Sherry A. Fatten
Sherry A. Fatten, Notary Public

AMENDMENT TO

ARTICLES OF INCORPORATION

OF

GOLD SHIELD INTERIORS, INC.

GLENN F. KUMMER and WILLIAM H. LEAR, President and Secretary, respectively, of GOLD SHIELD INTERIORS, INC., an Idaho corporation, hereby certify that the following resolution relating to amendment of the Company’s Articles of Incorporation was adopted by unanimous written consent of the Company’s Board of Directors on June 21, 1982.

RESOLVED that Article First of the Articles of Incorporation of this corporation be amended to read as follows:

“FIRST:                             The name of this corporation is:

HAUSER LAKE LUMBER OPERATION, INC.”

The sole shareholder of the corporation, represented by proxy in the name of Glenn F. Kummer, has adopted said amendment by written consent.

/s/ Glenn F. Kummer
Glenn F. Kummer, President

/s/ William H. Lear
William H. Lear, Secretary

STATE OF CALIFORNIA	)
) ss
COUNTY OF RIVERSIDE	)

Before me, a Notary Public in and for the State of California, County of Riverside, personally appeared Glenn F. Kummer and William H. Lear, President and Secretary, respectively, of GOLD SHIELD INTERIORS, INC., known to me to be the persons who executed the above instrument on behalf of said corporation and acknowledged to me that said corporation executed the same.

/s/ Vera J. Schneider
Vera J. Schneider, Notary Public

STATE OF CALIFORNIA	)
) SS
COUNTY OF RIVERSIDE	)

I, Vera J. Schneider, a notary public, do hereby certify that on this 6th day of July, 1982, personally appeared before me William H. Lear, who, being by me first duly sworn, declared that he is the Secretary of GOLD SHIELD INTERIORS, INC., that he signed the foregoing document as Secretary of the corporation, and that the statements therein contained are true.

/s/ Vera J. Schneider
Notary Public for California
Residing at Riverside, California
My Commission expires October 21, 1983

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